Exhibit 3.1

AMENDED AND RESTATED BYLAWS

of

HERMAN MILLER, INC.

A Michigan Corporation

ARTICLE I
OFFICES

        Section 1. Registered Office. The registered office of the Corporation shall be as specified in the Articles of Incorporation or such other place as determined by the Board of Directors upon filing proper notice thereof with the State of Michigan. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record thereof, at its registered office or at the office of its transfer agent.

        Section 2. Other Offices. The business of the Corporation may be transacted in such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

ARTICLE II
CAPITAL STOCK

        Section 1. Issuance of Stock and Stock Certificates. The Board of Directors, in its sole discretion and as necessary, may authorize the issuance of some or all of any class or series of the Corporation’s shares without certificates representing such shares. Such authorization shall not affect shares already represented by certificates until such certificates are surrendered to the Corporation. After the issuance of shares without certificates and within a reasonable time, the Corporation shall send the shareholder a written statement of the information normally required on certificates as mandated under the Michigan Business Corporation Act. Certificates, if specifically requested by a shareholder, representing shares of the Corporation may be issued and shall be in such form as is approved by the Chief Executive Officer and the Vice President of Legal Affairs. Certificates shall be signed by the chairman of the Board of Directors, vice chairman of the Board of Directors, president or a vice president, and may also be signed by another officer of the Corporation. The certificate may be sealed with the seal of the Corporation, or a facsimile thereof. The signatures of the officers may be facsimiles. If an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. The Corporation’s records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the date when they respectively became holders of record thereof, shall be final and binding upon the shareholders and their successors and assigns for purposes of determining the identity and location of each shareholder and the number, class and series of shares held by each shareholder.

        Section 2. Replacement of Lost or Destroyed Certificates. If a stock certificate is lost or destroyed, no new certificate shall be issued in place thereof until the Corporation has received from the registered holder such assurances, representations, warranties and/or guarantees as the Board of Directors, in its sole discretion, shall deem advisable, and until the Corporation receives sufficient indemnification protecting it against any claim that may be made on account of such lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with sureties, if any, as the Board of Directors, in its sole discretion, deems advisable.

        Section 3. Transfer of Shares. Shares of stock of the Corporation shall be transferable only upon the books of the Corporation. The old certificates, if any, shall be surrendered to the Corporation by delivery thereof to the person in charge of the stock transfer books of the Corporation or to such other person as the Board of Directors may designate, properly endorsed for transfer, and such certificates shall be canceled if certificates are being used. If the Board has authorized the issuance of shares without certificates, after the transfer of shares and within a reasonable time, the Corporation rather than issue a certificate, may send the transferee shareholder a written statement of the information normally required on certificates as mandated under the Michigan Business Corporation Act. The Board of Directors may issue a new certificate if the transferred shareholder specifically requests it. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of Shares held by each, and the date when they respectively became holders of record thereof, at its registered office.  The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim with respect thereto, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

        Section 4. Rules Governing Stock Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and/or a registrar of transfer, and may require all such certificates to bear the signature of such transfer agent and/or of such registrar of transfers.

        Section 5. Record Date for Share Dividends, Distributions and Other Actions. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board relating to the corporate action is adopted.  Only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or allotment of rights or exercise such rights, as the case may be, notwithstanding the transfer of any Shares on the books of the Corporation after such record date.

        Section 6. Dividends. The Board of Directors, in its discretion, may from time to time declare and make a distribution to shareholders in respect of the Corporation’s outstanding shares, payable in cash, the Corporation’s shares or indebtedness, or the Corporation’s other property, including the shares or indebtedness of other corporations; provided, however, no such distribution shall be made if, after giving effect to the distribution, the Corporation would not be able to pay its debts as they become due in the usual course of business, or the Corporation’s total assets would be less than its total liabilities plus the amount that would be needed if the Corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distributions.

        In addition, the Board of Directors, in its discretion, from time to time may declare and direct the payment of a share dividend of the Corporation’s shares, issued pro rata and without consideration, to the Corporation’s shareholders or to the shareholders of one or more classes or series; provided, however, shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless (a) the Articles of Incorporation so authorize, (b) a majority of the votes entitled to be cast by the class or series to be issued approve the issue, or (c) there are no outstanding shares of the class or series to be issued.

        Section 7. Acquisition of Shares. Subject to the limitations of the Michigan Business Corporation Act, the Board of Directors may authorize the Corporation to acquire its own shares, and shares so acquired shall constitute authorized but unissued shares, except that shares of the Corporation acquired by it may be pledged as security for the payment of the purchase price of the shares and, until the purchase price is paid by the Corporation, such shares are not canceled and do not constitute authorized but unissued shares. In such event, the acquired and pledged shares shall not be voted directly or indirectly at any meeting or otherwise, shall not be counted in determining the total number of issued shares entitled to vote at any given time, and, upon payment of the purchase price, are canceled and constitute authorized but unissued shares.

        Section 8. Redemption of Control Shares. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, shall, at any time during the period ending sixty (60) days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares shall be subject to redemption by the Corporation unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act. Redemptions of shares pursuant to this bylaw shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

        The terms “control shares,” “control share acquisition,” “acquiring person statement,” “acquiring person,” and “fair value,” as used in this bylaw, shall have the meanings ascribed to them, respectively, in Chapter 7B (known as the Stacey, Bennett and Randall shareholder equity act) of the Michigan Business Corporation Act.

ARTICLE III
SHAREHOLDERS

        Section 1. Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors, provided however, if a meeting of shareholders is to be held at a place other than the registered office of the Corporation, the notice of the meeting shall designate such place.

        Section 2. Annual Meeting. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held at a date designated by the Board of Directors within five months after the end of each fiscal year of the Corporation. If the annual meeting is not held on the date so designated, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

        Section 3. Special Meetings. Special meetings of shareholders may be called by the chairman or vice chairman of the Board, the president or the secretary and shall be called by one of them pursuant to resolution therefor by the Board of Directors, or upon receipt by them of a request in writing, stating the purpose or purposes thereof, and signed by more than half of the non-employee directors.

        Section 4. Record Date for Notice and Vote. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section 4, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

        For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall be not more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided in Section 407 of the Michigan Business Corporation Act.

        Section 5. Notice of Shareholder Meetings. Written notice of the time, place and purposes of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Such notice may be given either by delivery in person to such shareholders or by mailing such notice to shareholders at their addresses as the same appear on the stock books of the Corporation.

        A shareholder’s attendance at a meeting, in person or by proxy, constitutes a waiver of the shareholder’s objection to lack of notice or defective notice of the meeting unless, at the beginning of the meeting, the shareholder objects to holding the meeting or transacting business at the meeting, and constitutes a waiver of the shareholder’s objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

        Section 6. Voting Lists. The Corporation’s officer or agent having charge of its stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series, and shall show the address of and number of shares held by each shareholder. The list shall be produced at the time and place of the meeting of shareholders and be subject to inspection by any shareholder at any time during the meeting. The list shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 6 of Article III have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with, provided however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

        Section 7. Voting. Except as may otherwise be provided in the Articles of Incorporation or bylaws of the Corporation, each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, provided however, no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. For purposes of this section, without limiting the manner in which a shareholder may authorize another person or persons to act as proxy, a proxy granted by execution of a writing, facsimile, or other means of electronic or digital transmission to the person or persons who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission, shall constitute valid means of granting proxy authority.  A vote may be cast either orally or in writing as announced or directed by the chairperson of the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by express requirement of the Michigan Business Corporation Act or of the Articles of Incorporation, in which case such express provision shall govern and control the decision of such question. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

        Section 8. Quorum. Except as may otherwise be provided in the Articles of Incorporation, shares entitled to cast a majority of the votes at a meeting constitute a quorum. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a further date without further notice other than the announcement at such meeting, and, when the quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any meeting of shareholders may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Section 9. Conduct of Meetings. The chairman of the Board of Directors or the chairman’s designee shall call meetings of the shareholders to order and shall act as chairman of such meetings. The secretary of the Corporation shall act as secretary of all meetings of shareholders but, in the absence of the secretary at any meeting of shareholders or the secretary’s inability or election not to act as secretary, the presiding officer may appoint any person to act as secretary of the meeting.

        Section 10. Inspector of Elections. The Board of Directors may, in advance of a meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the meeting of shareholders may and, on request of a shareholder entitled to vote thereat, shall appoint one or more persons to fill such vacancy or vacancies, or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

        Section 11. Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder’s intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation (a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) days in advance of the date of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation.

        Each shareholder’s notice of intent to make a nomination shall set forth: (a) the names and addresses of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting; (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;(d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and(e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person nominated by a shareholder whose nomination is not made in compliance with the foregoing procedure.

        Section 12. Notification of Other Shareholder Proposals. The Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at any meeting of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting (a) who submits to the Corporation a timely Notice of Proposal, in accordance with the requirements of this Section 12 and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the Corporation’s proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission.

        Each shareholder’s Notice of Proposal shall at a minimum set forth the following information:

(a) The name and address of the shareholder submitting the proposal, as they appear on the Corporation’s books and records;

        (b)        A representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

(c) A brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and

(d) A description of any financial or other interest of such shareholder in the proposal.

A Notice of Proposal must be given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation not less than thirty (30) days prior to the date of the originally scheduled meeting, regardless of any adjournments thereof to a later date; provided that, if less than forty (40) days’ notice of the shareholder meeting is given by the Corporation, the Notice of Proposal must be received by the Corporation not later than the close of business on the tenth (10th) day following the date on which the notice of the scheduled meeting was first mailed to the shareholders. No Notice of Proposal may be in excess of five hundred (500) words. The secretary of the Corporation shall notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Section 12. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

ARTICLE IV
DIRECTORS

        Section 1. Authority and Size of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of the preferred stock voting separately as a class or classes) that shall constitute the Board of Directors shall be that number determined by the Board of Directors from time to time, but not less than nine (9) directors nor more than thirteen (13) directors.

        Section 2. Classification of Board and Filling of Vacancies. Subject to applicable law, the directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The directors of the first class shall hold office until the annual meeting of stockholders to be held in 1984 and until their respective successors are duly elected and qualified or their resignation or removal. The directors of the second class shall hold office until the annual meeting of stockholders to be held in 1985 and until their respective successors are duly elected and qualified or their resignation or removal. The directors of the third class shall hold office until the annual meeting of stockholders to be held in 1986 and until their respective successors are duly elected and qualified or their resignation or removal. Subject to the foregoing and to the last sentence of this first paragraph of Section 2 of Article IV, at each annual meeting of stockholders, commencing at the annual meeting to be held in 1984, the successors to the class of directors whose term shall then expire shall be elected to hold office until the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in any class of the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors, and any directors so chosen shall hold office for the remaining term of the class of directors into which he or she has been appointed and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director. No person shall be elected as a director (a) after he or she attains age seventy (70) or (b) for a term which expires later than the annual meeting of stockholders at or immediately after which such person attains age seventy (70).

        Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation (a) the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by such preferred stock, and (b) this Section 2 of Article IV shall be deemed to be construed and/or modified so as to permit the full implementation of the terms and conditions relating to election of directors of any series of preferred stock that has been or may be designated by the Board of Directors.

        Section 3. Resignation and Removal of Directors. A director may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time as set forth in the written notice of resignation. Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws of the Corporation, any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (a) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors, or (b) the affirmative vote, at a meeting of the stockholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

        Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provision of this Section 3 of Article IV shall not apply with respect to the director or directors elected by such holders of preferred stock.

        Section 4. Place of Meetings and Records. The directors shall hold their meetings and maintain the minutes of the proceedings of meetings of shareholders, Board of Directors, and committees, if any, and keep the books and records of account for the Corporation in such place or places, within or outside the State of Michigan, as the Board may from time to time determine.

        Section 5. Annual Meetings of Directors. The newly elected directors shall hold their first meeting, without notice other than this bylaw, at the same place and immediately after the annual meeting of the shareholders at which they are elected, or the time and place of such meeting may be fixed by consent in writing of all the directors.

        Section 6. Regular Meetings of the Board. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board or by the chairman or vice chairman of the Board of Directors, or the president. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting.

        Section 7. Special Meetings of the Board. Special meetings of the Board may be called by the chairman or vice chairman of the Board of Directors or the president on at least two (2) days’ notice to each director by mail or overnight courier or twenty-four (24) hours’ notice either personally, by telephone, by telegram, by facsimile or by electronic or digital transmission. Special meetings shall be called by any one of them in like manner and on like notice on the written request of any two (2) directors. The notice need not specify the business to be transacted or the purpose of the special meeting. The notice shall specify the place of the special meeting.

        Section 8. Meeting Attendance or Participation as Waiver of Notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

        Section 9. Meeting Participation by Means of Communication Equipment. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can communicate with the other participants, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

        Section 10. Quorum and Vote. At all meetings of the Board or a committee thereof, a majority of the members of the Board of Directors then in office or members of such committee, but not less than two (2) (if there are at least two members of the Board or such committee) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee. If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting until a quorum shall be present.

        Section 11. Action Without Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office or of such committee consent thereto in writing. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee. The consent has the same effect as a vote of the Board of Directors or such committee for all purposes.

        Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. In the absence or in the event of the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee and each member thereof shall serve at the pleasure of the Board.

        Any committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No committee, however, shall have the power or authority to amend the Articles of Incorporation or Bylaws of the Corporation, adopt an agreement of merger or share exchange, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or fill vacancies in the Board of Directors. The committee shall not have the power or authority to declare a distribution, dividend or authorize the issuance of shares unless such power is granted to such committee by specific resolution of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. If a committee is designated as an Executive Committee, its members shall consist of the Chairman and/or the Chief Executive Officer and such other directors as shall be designated by the Board of Directors.

        Section 13. Compensation. By affirmative vote of a majority of directors in office, and irrespective of the personal interest of any of them, the Board of Directors may establish reasonable compensation for directors for services to the Corporation as directors, officer, or members of committees. Directors may be paid a fixed sum for attendance at each meeting of the Board or of a committee, or an annual salary or retainer, or issued shares of company common stock or any combination of the above. Directors may also be reimbursed for reasonable expenses incurred in attending each meeting of the Board or meeting of a committee.

        Section 14. Directors Emeritus. A director who has served the Corporation with distinction and who has retired from the Board may be elected a Director Emeritus by the affirmative vote of a majority of the full Board of Directors. A Director Emeritus shall be elected for life, subject only to his or her resignation or removal by vote of a majority of the full Board of Directors. A Director Emeritus shall not have any of the responsibilities or liabilities of a director, or any of a director’s rights, powers, privileges or compensation. Reference in these Bylaws to “directors” shall not mean or include Directors Emeritus.

        Section 15. Evaluation of Certain Offers. The Board of Directors shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its stockholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation:

        (a)        The adequacy and fairness of the consideration to be received by the Corporation and/or its stockholders under the offer considering historical trading prices of the Corporation’s stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this Corporation and its business;

(b) The potential social and economic impact of the offer and its consummation on this Corporation, its employees, customers and vendors; and

(c) The potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located.

ARTICLE V
OFFICERS

        Section 1. Officers. The officers of the Corporation shall consist of a president, a treasurer, and a secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a chairman of the Board of Directors, a vice chairman of the Board of Directors, one or more vice presidents (the number thereof to be determined by the Board of Directors) and such assistant secretaries and assistant treasurers as desired. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. None of the officers of the Corporation, other than the chairman, the vice chairman, and the president need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of Shareholders and may be elected at any other meeting. Any two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers.

        Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board may, by specific resolution, empower the chairman, the president or the Executive Committee, if such a committee has been designated by the Board, to appoint such officers or agents and to determine their powers and duties.

        Section 3. Removal. The chairman, vice chairman and president may be removed at any time, with or without cause, but only by the affirmative vote of a majority of the whole Board of Directors. All vice presidents, the secretary and the treasurer may be removed at any time, with or without cause, by the president or by majority vote of directors present at any meeting. Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 2 of this Article, may be removed at any time, with or without cause, by majority vote of directors present at any meeting, by the president, or by any committee or other officer empowered so to do by resolution of the Board.

        Section 4. Chairman and Vice Chairman. The chairman of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of shareholders. The chairman shall also perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

        If the chairman dies or is unable to perform the duties of the chairman for any other reason, the vice chairman shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The vice chairman shall not succeed to any of the other rights, powers or duties of the chairman. The vice chairman shall also perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

        Section 5. President. The president shall be the chief executive officer of the corporation, shall have general supervision, direction and control of the business of the Corporation and shall have the general powers and duties of management usually vested in or incident to the office of the president and chief executive officer of a corporation. The president shall be a member of the Executive Committee, if such a committee is designated by the Board of Directors. In the absence or inability to act of the chairman and vice chairman of the Corporation, the president shall preside at all meetings of the shareholders and all meetings of the Board of Directors. The president shall also have such other powers and duties as from time to time may be assigned to him or her by the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, the president shall execute bonds, mortgages and other contracts in behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it. If the president dies or becomes unable to perform the duties of this office for any other reason, the Board of Directors shall appoint a successor to be the president of the Corporation.

        Section 6. Vice Presidents. Each vice president shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors, and may be designated by such special title as the Board of Directors shall approve.

        Section 7. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the president, taking proper vouchers for such disbursements. The treasurer shall render to the president and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as treasurer and of the financial condition of the financial condition of the Corporation. In general, the treasurer shall perform all the duties incident to the office of treasurer and such other duties as may be assigned to him or her by the Board of Directors of the president.

        Section 8. Secretary. The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required by law or by these Bylaws, and all other notices so required. If the secretary is absent or refuses or neglects, so to do, any such notice may be given by any person directed to do so by the chairman or vice chairman of the Board of Directors, the president, or by the directors upon whose written request the meeting is called as provided in these Bylaws. Unless otherwise directed by the Board of Directors, the secretary shall record all the proceedings of the meetings of the Corporation and of the directors in one or more books to be kept for that purpose, and shall perform all duties incident to the office of the secretary and such other duties as may be assigned to him or her by the directors, the chairman of the Board of Directors, or the president. The secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors, the chairman of the Board of Directors, or the president, and attest the same.

        Section 9. Assistant Treasurers and Assistant Secretaries. Assistant treasurers and assistant secretaries, if any shall be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the treasurer or the secretary, respectively, or by the president or the Board of Directors.

        Section 10. Salaries. The salaries and other compensations of the officers shall be fixed from time to time by or under the direction of the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a director of the Corporation.

        Section 11. Bonds. If the Board of Directors shall so require, the treasurer, any assistant treasurer and any other officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices and any other conditions approved by the Board of Directors.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and delivery any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        Section 2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

        Section 3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII
MISCELLANEOUS

        Section 1. Fiscal Year. The fiscal year of this Corporation shall end on the Saturday nearest the 31st day of May in each year.

        Section 2. Notices. Whenever any written notice is required to be given under the provisions of any law, the Articles of Incorporation for this Corporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by facsimile or electronic or digital transmission with confirmation, overnight courier or first class mail, by depositing the same in a United States Post Office box, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

        Section 3. Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, or the Articles of Incorporation for this Corporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

        Section 4. Voting of Securities. Securities of another corporation, foreign or domestic, standing in the name of this Corporation, which are entitled to vote shall be voted, in person or by proxy, by the chairman of the Board or the president of this Corporation or by such other or additional persons as may be designated by the Board of Directors.

        Section 5. Seal. The corporate seal of the Corporation shall be in such form as may be authorized and adopted by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
INDEMNIFICATION

        Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise and whether formal or informal) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article. The right of indemnity provided pursuant to this Article shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different from those set forth in, or provided pursuant to, or in accordance with, this Article. Any amendment, alteration, modification, repeal or adoption of any provision in these Bylaws inconsistent with this Article VIII shall not adversely affect any indemnification right or protection of a director, officer, employee or other person of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption. In addition, in connection with an action or suit brought by or in the right of the Corporation as described in Section 562 of the Michigan Business Corporation Act, a director shall be indemnified as of right to the fullest extent permitted by law for expenses, including attorneys’ fees, actually and reasonably incurred.

ARTICLE IX
AMENDMENTS

        Except as otherwise provided below, these Bylaws may be added to, altered, amended or repealed and new and other bylaws may be made, altered or added to by a vote of a majority of the members of the Board of Directors then in office at any regular or special meeting of the Board, and without prior notices of intent to do so, except that neither Section 2 or 3 of Article IV shall be amended unless such amendment is adopted by the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors, and these Bylaws may also be added to, altered, amended or repealed and new or other bylaws made and adopted by vote of the holders of a majority of the voting shares of capital stock issued and outstanding at any annual or special meeting, unless a greater plurality is required by law or by the Articles of Incorporation, if notice of the proposed alteration or repeal of the bylaw to be made is contained in the notice of such meeting. Notwithstanding the foregoing, Section 1 of Article IV may not be modified except by the affirmative vote of the holders of he majority of the voting shares of capital stock issued and outstanding at any annual or special meeting.

        The foregoing Bylaws, adopted by the Board of Directors of Herman Miller, Inc. on March 18, 1986, have been restated in their entirety to incorporate amendments adopted by the Board of Directors on November 17, 1987, December 22, 1987, May 10, 1988, July 11, 1990, and October 4, 1990, January 6, 1997, October 1, 2002, January 13, 2004, April 25, 2005, and September 24, 2007.

—————————————— Secretary to the Board

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